UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2005

Find/SVP, Inc.
(Exact Name of Registrant as Specified in its Charter)

New York	0-15152	13-2670985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Avenue of the Americas, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 645-4500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 22, 2005, Mr. Martin E. Franklin, a member of the Board of Directors of FIND/SVP, Inc. (the “Registrant”), advised the Registrant that he will resign from the Board of Directors of the Registrant by the earlier of (i) March 21, 2006; and (ii) the date of the first meeting of the Board of Directors of the Registrant in 2006. Mr. Franklin serves on the Board of Directors of four publicly-traded companies and has decided to resign from the Board of Directors of the Registrant in order to comply with the requirements of Institutional Shareholder Services by limiting his membership to three Boards of Directors for publicly-traded companies. Mr. Franklin’s decision to resign from the Board of Directors of the Registrant was not related to any disagreement with the Registrant or its Board of Directors.

Mr. Franklin has advised the Registrant that his anticipated resignation is in no way reflective of any changed interest or confidence in, or long-term prospects of, the Registrant. Mr. Franklin has delivered a letter to the Board of Directors of the Registrant stating that he fully intends to maintain his significant equity position in the Registrant for the foreseeable future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIND/SVP, Inc.

Date: September 23, 2005	By:	/s/ Peter Stone
Name: Peter Stone
Title: Chief Financial Officer